PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-236583

Novan, Inc.

24,088,758 Shares of Common Stock
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This prospectus relates to the offer and sale by us of 24,088,758 shares of our common stock, par value $0.0001 per share, that are issuable upon the exercise of warrants, of which (i) warrants to purchase 10,000,000 shares of our common stock at an exercise price of $4.66 per share were originally issued by us on January 9, 2018, pursuant to a prospectus dated October 2, 2017, and a related prospectus supplement dated January 5, 2018, (ii) warrants to purchase 11,483,334 shares of our common stock at an exercise price of $0.30 per share that were originally issued by us on March 3, 2020, pursuant to a prospectus dated October 2, 2017, and a related prospectus supplement dated February 27, 2020, (iii) warrants to purchase 594,958 shares of our common stock at an exercise price of $0.375 per share that were originally issued by us on March 3, 2020, pursuant to a prospectus dated October 2, 2017, and a related prospectus supplement dated February 27, 2020, (iv) warrants to purchase 558,140 shares of our common stock at an exercise price of $0.5375 per share that were originally issued by us on March 26, 2020, pursuant to a prospectus dated October 2, 2017, and a related prospectus supplement dated March 24, 2020, and (v) pre-funded warrants to purchase 1,452,326 shares of our common stock at an exercise price of $0.0001 per share that were originally issued by us on March 26, 2020, pursuant to a prospectus dated October 2, 2017, and a related prospectus supplement dated March 24, 2020. We will receive the proceeds from any cash exercises of the warrants. Other than the pre-funded warrants, each warrant is exercisable at any time until its expiration date, which date is four years, five years, five years and five years, respectively, from the date of issuance of the warrants referenced above. The pre-funded warrants referenced above are exercisable until all of the pre-funded warrants are exercised in full. If all of the warrants are exercised, we will receive aggregate proceeds of approximately $50.6 million.
As of the date of filing, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.1. of Form S-3 was approximately $76.6 million based on 27,434,800 shares of common stock outstanding as of the date of filing, of which 22,462,956 shares were held by non-affiliates, and the last reported sale price of our common stock on the Nasdaq Global Market on December 26, 2019, which was $3.41 per share.
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Investing in our securities involves a high degree of risk. See the “Risk Factors” on page 4 of this prospectus, any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus concerning factors you should consider before investing in our securities.
Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.” On April 9, 2020, the last reported sale price of our common stock on the Nasdaq Global Market was $0.40 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 10, 2020.

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ABOUT THIS PROSPECTUS

This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus.
If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
When we refer to “Novan,” “NOVN,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Novan, Inc. and its subsidiary, unless otherwise specified.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary is not complete and does not contain all the information you should consider before investing in our securities. You should read this entire prospectus and any accompanying prospectus supplement carefully, including the financial statements and other information incorporated by reference in this prospectus and any accompanying prospectus supplement, before making an investment decision. In addition, please read the “Risk Factors” section of this prospectus beginning on page 4, the risk factors contained in any prospectus supplement and the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Company Overview

We are a clinical development-stage biotechnology company focused on leveraging nitric oxide’s naturally occurring anti-viral, anti-bacterial, anti-fungal and immunomodulatory mechanisms of action to treat a range of diseases with significant unmet needs. Nitric oxide plays a vital role in the natural immune system response against microbial pathogens and is a critical regulator of inflammation. Our ability to harness nitric oxide and its multiple mechanisms of action has enabled us to create a platform with the potential to generate differentiated product candidates.

The two key components of our nitric oxide platform are our proprietary Nitricil technology, which drives the creation of new chemical entities, or NCEs, and our formulation science, both of which we use to tune our product candidates for specific indications. Our ability to deploy nitric oxide in a solid form, on demand and in localized formulations allows us the potential to improve patient outcomes in a variety of diseases.

We have advanced strategic development programs in the field of dermatology, while also further expanding the platform into women’s health and gastroenterological, or GI, therapeutic areas. This decision was based on the connection between the multi-factorial pathologies of diseases in these areas and the demonstrable anti-microbial, anti-viral and anti-inflammatory properties of Novan’s nitric oxide technology. Our goal is to create the world’s leading macro-molecular nitric oxide-based science, technology, and clinical translation company that delivers safe and efficacious therapies for patients.

We have clinical-stage dermatology drug candidates with multi-factorial (SB204), anti-viral (SB206), anti-fungal (SB208) and anti-inflammatory (SB414) mechanisms of action. We have recently introduced SB207 as a possible product candidate for additional anti-viral programs. We have also conducted preclinical work on NCEs and formulations for the treatment of human papilloma virus, or HPV, related illnesses in the women’s health field (WH504 and WH602) and inflammatory diseases in the GI field. Further advancement of our development activities is dependent upon our ability to access additional capital.

Corporate Information

We were incorporated under the laws of the State of Delaware in 2006. Our principal executive office is located at 4105 Hopson Road, Morrisville, NC 27560, and our telephone number is 919-485-8080. Our Corporate Information. Our corporate website is www.novan.com. The information contained on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus or in deciding to purchase any of our securities.

The Offering

This offering involves the offer and sale by us of (i) 10,000,000 shares of our common stock issuable upon the exercise of warrants with an exercise price of $4.66 per share originally issued by us on January 9, 2018, (ii) 11,483,334 shares of our common stock issuable upon the exercise of warrants with an exercise price of $0.30 per share originally issued by us on March 3, 2020, (iii) 594,958 shares of our common stock issuable upon the exercise of warrants with an exercise price of $0.375 per share originally issued by us on March 3, 2020, (iv) 558,140 shares of our common stock issuable upon the exercise of warrants with an exercise price of $0.5375 per share originally issued by us on March 26, 2020, and (v) 1,452,326 shares of our common stock issuable upon the exercise of pre-funded warrants with an exercise price of $0.0001 per share originally issued by us on March 26, 2020. Other than the pre-funded warrants, each warrant is exercisable at any time until its expiration date, which date is four years, five years, five years and five years, respectively, from the date of issuance of the warrants referenced above. The pre-funded warrants referenced above are exercisable until all of the pre-funded warrants are exercised in full. Upon exercise of the warrants for cash, the holders of the warrants would pay us the applicable exercise price per share of common stock, or an aggregate of approximately $50.6 million if the warrants are exercised in full for cash.

Use of Proceeds
We currently intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures.   See “Use of Proceeds” in this prospectus.
Risk Factors
Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page 4 of this prospectus, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.
Implications of being an Emerging Growth Company

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation arrangements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may choose to take advantage of some, all or none of these reduced burdens until we are no longer an emerging growth company. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.
We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have approximately $1.07 billion or more in annual gross revenue;

•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;

•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or

•	the last day of the fiscal year ending after the fifth anniversary of the closing of our initial public offering.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors described immediately below and incorporated by reference to our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks, including risks related to our financial condition and risks related to the development of our product candidates, might cause you to lose all or part of your investment in the offered securities.

We face potential business disruption and related risks resulting from the COVID-19 pandemic which could have a material adverse effect on our business.

In December 2019, a novel strain of a virus named SARS-CoV-2 (severe acute respiratory syndrome coronavirus 2), or coronavirus, which causes novel coronavirus disease 2019, or COVID-19, was reported to have surfaced in Wuhan, China, and has reached multiple other regions and countries, including the United States and, more specifically, Morrisville, North Carolina, where our primary office is located.

The timetable for development of our product candidates will likely be disrupted and our business could be materially adversely affected by the recent outbreak of COVID-19. The spread of COVID-19 from China to other countries resulted in the Director General of the World Health Organization declaring COVID-19 a pandemic on March 11, 2020. International stock markets have begun to reflect the uncertainty associated with the slow-down in economies worldwide, and the significant declines in the United States’ stock market at the end of February and throughout March and into April 2020 have been largely attributed to the effects of and uncertainties presented by COVID-19. The worldwide response to COVID-19 is evolving, and to date has led to the implementation of various responses, including government-imposed quarantines, travel restrictions, and other public health safety measures. We are still assessing our business plans and the impact COVID-19 may have on our daily operations, our ability to conduct our planned preclinical studies and clinical trials, which also remain subject to available funding and regulatory feedback, including our ability to recruit patients to participate in clinical trials and access sites and investigators to conduct our clinical trials, and our ability to rely on our current and future third-party relationships (including with third-party manufacturers, vendors, and strategic partners). There can be no assurance that this analysis will enable us to avoid part or all of any impact from the spread of COVID-19 or its consequences, including downturns in business sentiment generally or in our sector in particular. For example, we are assessing the impact of COVID-19 on the B-SIMPLE4 Phase 3 trial for SB206, which is also subject to additional funding and receipt of written minutes from the FDA, including delay, postponement or other impacts to the trial.

The extent to which COVID-19 and global efforts to contain its spread will impact our business including our operations, preclinical studies, clinical trials, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted at this time, and include the duration, severity, and scope of the pandemic and the actions taken by other parties, such as governmental authorities, to contain and treat COVID-19.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including, among other things, research and development expenses and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products.

As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities pursuant to our investment policy or apply them to the reduction of short-term indebtedness.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition. All statements that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “assume,” “contemplate,” “continue,” “due,” “goal,” “objective,” “plan,” “seek,” “target,” “expect,” “believe,” “anticipate,” “intend,” “positioned,” “may,” “will,” “would,” “could,” “should,” “potential,” “predict,” “project,” “estimate,” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. The forward-looking statements and opinions contained in this prospectus and the documents incorporated by reference herein are based upon information available to us as of the date hereof (or thereof, as applicable) and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These forward-looking statements include statements about:

•	our plans and ability to develop and commercialize our product candidates, which could be impacted by the COVID-19 pandemic;

•	the timing of initiation of our planned clinical trials;

•	the timing of the availability of data from our clinical trials;

•	the timing of our regulatory filings for our product candidates;

•	the clinical utility, potential benefits and market acceptance of our product candidates;

•	strategic arrangements and/or collaborations with third parties and the potential benefits of such arrangements;

•	our commercialization, marketing and manufacturing capabilities and strategy;

•	our intellectual property position; and

•	our estimates regarding future revenue, expenses, liquidity, capital requirements and our strategies and needs for additional financing.
Forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management’s beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus or the documents incorporated herein by reference may turn out to be inaccurate. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, strategic partnerships, joint ventures or investments that we may make or enter into. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Factors that may cause actual results to differ materially from current expectations include, among other things, those risks, uncertainties and assumptions described under the sections in our periodic reports, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections elsewhere in this prospectus, any accompanying prospectus supplement and the documents or reports incorporated by reference in this prospectus. Potential investors are urged to consider these factors carefully in evaluating these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the risk factors and other information we describe in the reports we file from time to time with the SEC after the date of this prospectus and incorporate by reference herein.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and certain provisions of our restated certificate of incorporation and our amended and restated bylaws is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our restated certificate of incorporation and amended and restated bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”
Our authorized capital stock consists of:

•	200,000,000 shares of common stock, par value $0.0001 per share; and

•	10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are, and the shares offered by us in this offering will be, when issued and paid for, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Our common stock is listed on the Nasdaq Global Market under the symbol “NOVN.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

Under the terms of our restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and any applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Options

There are 2,740,770 shares of common stock issuable upon the exercise of outstanding options or stock appreciation rights as of April 8, 2020, and 407,663 shares of common stock reserved for future issuance under the Novan, Inc. 2016 Incentive Award Plan.

Warrants

As of April 8, 2020, we had outstanding warrants to purchase (i) an aggregate of 10,000,000 shares of our common stock with an exercise price of $4.66 per share, (ii) an aggregate of 11,483,334 shares of our common stock with an exercise price of $0.30 per share, (iii) an aggregate of 594,958 shares of our common stock with an exercise price of $0.375 per share, and (iv) an aggregate of 558,140 shares of our common stock with an exercise price of $0.5375 per share. Unless earlier exercised, these warrants will expire on the four year anniversary, the five year anniversary, the five year anniversary, and the five year anniversary, respectively, of the issuance of such warrants. Additionally, we had outstanding pre-funded warrants to purchase an aggregate of 1,452,326 shares of our common stock with an exercise price of $0.0001 per share. These pre-funded warrants exercisable until all of the pre-funded warrants are exercised in full.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws
Restated Certificate of Incorporation and Amended and Restated Bylaws
Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the voting power of our shares of common stock outstanding will be able to elect all of our directors. Our restated certificate of incorporation and amended and restated bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by consent in writing. A special meeting of stockholders may be called only by a majority of our board of directors, the chair of our board of directors, our chief executive officer or, in the absence of a chief executive officer, our president.
Our restated certificate of incorporation further provides that the affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of the board, removal of directors, special meetings, actions by written consent and cumulative voting. The affirmative vote of holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock, voting as a single class, will be required to amend or repeal our bylaws, although our bylaws may be amended by a simple majority vote of our board of directors.
Our restated certificate of incorporation further provides that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms.
Finally, our restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any of our directors, officers or other employees or agents to us or our stockholders, creditors or other constituents; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine. These choice of forum provisions do not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our choice of forum provisions will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. Nonetheless, any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees or agents, which may discourage lawsuits against us and our directors, officers and other employees or agents.
The foregoing provisions, including the choice of forum provisions, will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of our company by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change the control of our company.
These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of our Company. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in control of our Company or our management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, (i) together with affiliates and associates, owns, or (ii) is an affiliate or associate of the corporation and, together with affiliates and associates, at any time within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

PLAN OF DISTRIBUTION

The common stock referenced on the cover page of this prospectus will be offered solely by us and will be issued and sold upon the exercise of the warrants described herein. For the holders of warrants to exercise the warrants, the shares issuable upon exercise must either be registered under the Securities Act or exempt from registration. If a registration statement registering the issuance of the shares of common stock underlying the warrants under the Securities Act is not effective or available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. No fractional shares of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the market value of a share of common stock.

LEGAL MATTERS

The validity of the securities offered hereby is being passed upon for us by Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P., Raleigh, North Carolina.

EXPERTS

The consolidated financial statements as of December 31, 2019 and 2018, and for the two years ended December 31, 2019, incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address is http://www.novan.com. There we make available free of charge, on or through the investor relations section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with the SEC. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

MATERIAL CHANGES

None.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including the performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 24, 2020;

•	our Current Reports on Form 8-K filed with the SEC on January 3, 2020, February 4, 2020, February 6, 2020, March 3, 2020, March 23, 2020, March 26, 2020 and April 3, 2020; and

•
the description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 16, 2016, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Novan, Inc.
4105 Hopson Road
Morrisville, North Carolina 27560
Telephone: (919) 485-8080

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

NOVAN, INC.

24,088,758 Shares of Common Stock

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PROSPECTUS

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April 10, 2020